Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of HKN, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreementexpressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  May 13, 2010

UniPureEnergy Acquisition Ltd.
By: Vicali Services (BVI) Inc.
Its Director
By:
Name: Susan V. Demers
Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.            Q MANAGEMENT SERVICES (PTC) LTD.
AS TRUSTEE OF THE PQ II TRUST               AS TRUSTEE OF THE PQ II TRUST

By:                                         By:
Name: Susan V. Demers                       Name: Susan V. Demers
Title: Director                             Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.

By:
Name: Susan V. Demers
Title: Director

Phyllis Quasha

                                     Page 9